EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Vista Eyecare, Inc. (formerly National
Vision Associates, Ltd.) of our report dated March 6, 1998, relating to the consolidated financial statements of New West Eyeworks, Inc., appearing on page F-1 of Vista Eyecare, Inc.'s Current Report on Form 8-K/A filed January 8, 1999.








 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
January 8, 1999